Exhibit 4.2

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 18, 2015, by and among Tenable Holdings, Inc., a Delaware corporation (the “Company”), each of the entities identified on Schedule A attached hereto (the “Institutional Investors”) and the Founder Owners (together with the Institutional Investors, the “Investors”). The Company and each of the Investors are a “party” and collectively are the “parties.”

WHEREAS, the Investors are parties to the Series B Preferred Stock Purchase Agreement of even date herewith, as the same may be amended from time to time (the “Purchase Agreement”), among the Company and the Investors listed on Schedule A thereto, and it is a condition to the closing of the sale of the Series B Preferred Stock to such Investors that the Investors and the Company execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, the parties hereto agree as follows:

1. Restrictions on Transferability of Securities; Registration Rights.

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Accel” shall mean Accel Growth Fund II L.P., Accel Growth Fund II Strategic Partners L.P., Accel Growth Fund Investors 2012 L.L.C., Accel Growth Fund III L.P., Accel Growth Fund III Strategic Partners L.P. Accel Growth Fund Investors 2014, L.L.C., Accel XI L.P., Accel XI Strategic Partners L.P. and Accel Investors 2013 L.L.C.

(b) “Affiliate” shall mean, with respect to any specified individual, firm, corporation, partnership, association, limited liability company, trust or other entity, any other individual, firm, corporation, partnership, association, limited liability company, trust or any other entity that, directly or indirectly, controls, is controlled by or is under common control with such person, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same general partner or management company with, such person.

(c) “Closing” shall mean the date of the initial sale of shares of the Company’s Series B Preferred Stock.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(f) “Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(h) “Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

(i) “Founder Owners” means any or all of Ronald J. Gula, Renaud Deraison, The Three Suns Irrevocable Trust Dated March 2, 2012, Mary Kathryn Braden Huffard, The Polish Lilac Trust Dated December 27, 2011, The Ronald J. Gula 2013 Grantor Retained Annuity Trust Dated November 22, 2013, The Ronald J. Gula 2015 Grantor Retained Annuity Trust #4 Dated March 31, 2015, The Ronald J. Gula 2012 Grantor Retained Annuity Trust, The Renaud Deraison 2013 Grantor Retained Annuity Trust Dated April 5, 2013, The Cynthia Y. Gula 2013 Grantor Retained Annuity Trust Dated December 11, 2013, and The Cynthia Y. Gula 2015 Grantor Retained Annuity Trust #2 Dated March 31, 2015.

(j) “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

(k) “Holder” shall mean any person or entity who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Sections 1.2 and 1.12 hereof.

(l) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(m) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than sixty percent (60%) of the outstanding Registrable Securities.

(n) “Insight” shall mean Insight Venture Management, LLC and its affiliates.

(o) “Institutional Holder” shall mean the Institutional Investors who hold Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred by any Institutional Holder or their permitted transferees in compliance with Sections 1.2 and 1.12 hereof

(p) “Major Holder” shall mean a Holder that holds, individually or together with such Holder’s Affiliates, at least 100,000 Shares, subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like.

(q) “Major Institutional Holder” shall mean an Institutional Holder that holds, individually or together with such Institutional Holder’s Affiliates, at least 100,000 Shares, subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like.

(r) “Other Shares” shall mean shares of Common Stock of the Company (other than Registrable Securities), including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of preferred stock of the Company, with registration rights.

(s) “Other Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

(t) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above, and (iii) all Common Stock owned or controlled by any and all Founder Owners; provided, however, that Registrable Securities shall not include any shares of Common Stock which have been sold to the public either pursuant to a registration statement or Rule 144, which have been transferred in a transaction in which the transferor’s registration rights under this Agreement are not assigned, or with respect to which the registration rights under this Agreement have terminated pursuant to Section 1.16 hereof.

(u) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(v) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, and reasonable fees and disbursements of one special counsel for the Holders, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(w) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 1.2(b) hereof.

(x) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

(bb) “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.01 per share.

(cc) “Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, par value $0.01 per share.

(dd) “Shares” shall mean shares of Series A Preferred Stock and Series B Preferred Stock.

(ee) “S-3 Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than sixty percent (60%) of the outstanding Registrable Securities.

1.2 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent this Section 1.2 is then applicable, and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition necessary for the Company to reasonably determine that such disposition will not require registration under the Securities Act and, if reasonably requested, provide an executed certificate stating that such Holder has determined that such disposition will not require registration under the Securities Act.

(b) Notwithstanding the provisions of Section 1.2(a) hereof, no such registration statement or certificate of determination shall be necessary for a transaction involving a transfer without consideration by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with their partnership interests, (ii) a corporation transferring to its stockholders in accordance with their interests in the corporation, (iii) a limited liability company transferring to its members or former members in accordance with their limited liability company interests, or (iv) an individual Holder transferring to a Family Member of a Holder or a trust for the benefit of such Holder or Family Member made for bona fide estate planning purposes, provided that in each case the transferee agrees to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF OFFERED AND SOLD PURSUANT TO A VALID EXEMPTION THERETO.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE ACT, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal

1.3 Requested Registration.

(a) If the Company shall receive from Initiating Holders who are Investors or permissible assignees of Investors pursuant to Section 1.12 hereof, at any time or times after the earlier of (i) five (5) years after the date hereof or (ii) six (6) months after the effective date of the registration statement for the Initial Public Offering, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) exceed $30,000,000, the Company shall:

(i) within ten (10) days of receipt thereof, give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, and in any event within sixty (60) days of receipt of such request, file a registration statement covering such Registrable Securities of the Initiating Holders as are specified in such request, together with the Registrable Securities of other Holders joining in such request as are specified in a written request received by the Company within ten (10) days after such written notice from the Company is given, and use commercially reasonable efforts to effect such registration.

(b) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii) after the Company has effected two (2) such registrations pursuant to this Section 1.3 (counting for these purposes only registrations which have been declared or ordered effective and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.6 hereof and would, absent such election, have been required to bear such expenses);

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities which may be registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

(c) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is therefore in the best interests of the Company to defer the filing of such registration statement, the Company shall have the right to defer such filing for the period during which such disclosure would be materially detrimental, provided that the Company may not defer such filing for a period of more than one hundred twenty (120) days after receipt of the request of the Initiating Holders. The Company may not defer its obligation in this manner more than twice in any twelve (12) month period.

(d) The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.14 hereof, include Other Shares held by Other Stockholders and may include securities of the Company being sold for the account of the Company.

(e) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.3(a) hereof and the Company shall include such information in the written notice referred to in Section 1.3(a) hereof. The underwriter or underwriters shall be selected by the Company and shall be reasonably acceptable to Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders.

In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided that notwithstanding anything to the contrary contained herein, no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Holder in connection with such underwriting agreement shall not exceed such Holder’s net proceeds (i.e. gross proceeds less underwriter’s discounts and commissions) from such underwritten offering.

(f) Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of securities to be underwritten, the Initiating Holders shall so advise all holders of Registrable Securities that would otherwise be underwritten, and the number of securities to be included in the underwriting shall be allocated in accordance with Section 1.14 hereof. If a person who has requested inclusion in such registration as provided herein does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders, and the securities so excluded shall be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.3(f), the Company shall offer to all Holders or Other Stockholders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among such Holders or Other Stockholders requesting additional inclusion in accordance with Section 1.14 hereof.

1.4 Company Registration.

(a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration pursuant to Section 1.3 or 1.5 hereof, a registration related to a the Company’s Initial Public Offering of its Common Stock where the Company has determined pursuant to Section 1.4(c) hereof to exclude selling stockholders, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, or a registration relating solely to a Rule 145 transaction, the Company shall:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) hereof, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is given by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.4(a)(i) hereof. In such event, the right of any Holder to include Registrable Securities in such registration pursuant to this Section 1.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(c) Notwithstanding any other provision of this Section 1.4, if the representative of the underwriters advises the Company that marketing factors require a limitation on the number of securities sold other than by the Company, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is with respect to the Company’s Initial Public Offering, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company’s stockholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration (provided that all Holders shall be excluded last from such offering). If such registration is with respect to any subsequent Company-initiated registered offering of the Company’s securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company’s stockholders (including the Holders); provided, however, that the number of Registrable Securities to be included in such registration by the Company’s stockholders (including the Holders) may not be so reduced to less than twenty percent (20%) of the total number of all securities included in such registration (provided that all Holders shall be excluded last from such offering). The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.14 hereof. If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among the persons requesting additional inclusion in accordance with Section 1.14 hereof.

To facilitate the allocation of securities in accordance with the above provisions, the Company or the underwriter(s) may round the number of securities allocated to any Holder to the nearest 100 shares.

(d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

1.5 Registration on Form S-3.

(a) After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the S-3 Initiating Holders who are Investors or permissible assignees of Investors pursuant to Section 1.12 hereof shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended methods of disposition of such securities by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration:

(i) if the S-3 Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $10,000,000;

(ii) if the Company shall furnish the certification described in Section 1.3(c) hereof (but subject to the limitations set forth therein);

(iii) in a given six (6) month period, after the Company has effected one (1) such registration in any such period; or

(iv) in the circumstances described in Sections 1.3(b)(i) or 1.3(b)(iii) hereof.

(b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.3(a)(i) and (ii) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.3(e) and 1.3(f) hereof shall apply to such registration.

1.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3, 1.4 and 1.5 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 1.3 and 1.5 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 1.3 and 1.5 hereof are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among such Holders based on the number of Registrable Securities requested to be so registered), unless the Holders of sixty percent (60%) of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 1.3 or 1.5 hereof, as applicable; provided further, however, that if (a) such withdrawal occurs prior to the date the registration statement shall have become effective and is based upon material adverse information relating to the Company that is different from the information known to the Holders requesting registration at the time of their request for registration under Section 1.3 or 1.5 hereof or (b) as a result of an exercise of the underwriter’s cutback provisions in Section 1.14, fewer than seventy-five percent (75%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included, such registration shall not be treated as a counted registration for purposes of Section 1.3 or 1.5 hereof, as applicable, even though the Holders do not bear the Registration Expenses for such registration.

All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of securities so registered on their behalf.

1.7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1.3, 1.4 or 1.5 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall:

(a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish such number of copies of a prospectus, including a preliminary prospectus, and any Free Writing Prospectus, including any amendments or supplements thereto, and other documents incident thereto, as a Holder from time to time may reasonably request in order to facilitate the distribution of such Holder’s Registrable Securities;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to this Section 1, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions;

(h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

(i) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

1.8 Indemnification.

(a) To the fullest extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, Affiliates and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state or other securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, Affiliates, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(b) To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

In no event shall any indemnity under this Section 1.8(b) exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 1, only to the extent such failure is prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under subsection (d) of this Section 1.8 (together with any amounts paid pursuant to Section 1.8(b) above) exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that in no event shall any indemnity obligations of any Holder exceed the net proceeds from the offering received by a such Holder, except in the case of willful misconduct or fraud by such Holder.

(f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.9 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section l.

1.10 Limitations on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of Holders of sixty percent (60%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than or on parity with the registration rights granted to the Holders hereunder, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities would not reduce the number of Registrable Securities included by the Holders.

1.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by (a) a Holder (other than an Institutional Holder) only to a Family Member of such Holder or a trust for the benefit of such Holder or Family Member made for bona fide estate planning purposes, and (b) an Institutional Holder only to (i) a transferee or assignee who after such transfer or assignment holds not less than 10,000 Registrable Securities (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); (ii) partners, retired partners, members, retired members or other equity owners or Affiliates of such Institutional Holder or to the estate of any such individuals; or (iii) a Family Member of such Institutional Holder or a trust for the benefit of such Institutional Holder or Family Member made for bona fide estate planning purposes; provided, however, that in each such case (including with respect to Holders) the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, such transfer or assignment is effected in accordance with Section 1.2 hereof, and the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

1.13 “Market Stand-Off” Agreement.

(a) Each Holder agrees that such Holder shall not sell or otherwise transfer, dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the initial registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) and during the ninety (90) day period following the effective date of any subsequent registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided that such restrictions with respect to any subsequent registration shall terminate one year after the effective date of the Company’s initial registration statement filed under the Securities Act. The foregoing provisions of this Section 1.13 shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all then current officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with any public offering subject to the provisions of this Section 1.13 are intended third party beneficiaries of this Section 1.13 and shall have the right to enforce the provisions hereof as though they were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of securities subject to such agreements, unless waived by the Holders of sixty percent (60%) of the Registrable Securities.

(b) The obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the applicable periods. Each Holder agrees to execute a market standoff agreement with the underwriters in customary form consistent with the provisions of this Section 1.13.

1.14 Allocation of Registration Opportunities. Except as otherwise provided in this Agreement, in any circumstance in which all of the Registrable Securities and Other Shares requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations in the aggregate number of Registrable Securities and Other Shares that may be so included, the number of Registrable Securities and Other Shares (if any) shall be excluded, first by excluding Other Shares, pro rata on the basis of the number of Other Shares held by such Other Stockholders, and thereafter by excluding Registrable Securities, pro rata on the basis of the number of Registrable Securities held by such Holders, until the aggregate number of Registrable Securities and Other Shares (if any) may be included in such registration. If any Holder or Other Stockholder does not request inclusion of the maximum number of Registrable Securities and Other Shares allocated to such person pursuant to the above described formula, the remaining portion of such person’s allocation shall be reallocated among those requesting Holders and/or Other Stockholders whose allocations did not satisfy their requests, pro rata on the same basis as described above, and this procedure shall be repeated until all of the Registrable Securities and/or Other Shares that may be included in such registration on behalf of the Holders and/or Other Stockholders have been so allocated. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, such Holder together with all partners, retired partners, members, retired members and other equity owners or Affiliates of such Holder, or the estates and Family Members of any such individuals and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.15 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.16 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3, 1.4 or 1.5 hereof shall terminate upon the earlier of (a) such date after the closing of the Initial Public Offering as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period (provided that if any such exemption subsequently becomes unavailable to the Holder, such Holder’s rights hereunder shall automatically be reinstated until the expiration of the period set forth in Section 1.16(b)); or (b) the expiration of five (5) years after the closing of the Initial Public Offering.

2. Covenants of the Company. The Company hereby covenants and agrees, so long as a Holder owns any Registrable Securities, as follows:

2.1 Basic Financial Information. The Company will furnish the following reports to each Major Holder:

(a) within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income, cash flows and stockholders’ equity of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, certified by BDO USA LLP or such other independent public accountants of recognized national standing selected by the Company;

(b) within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles consistently applied (except that such financial statements may be subject to normal year-end adjustments and may not contain all footnotes required by generally accepted accounting principles);

(c) at least thirty (30) days prior to the beginning of each fiscal year, an annual budget and business plan for such fiscal year; and

(d) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 2.1(d) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries

2.2 Inspection Rights. The Company will afford to each Major Holder, and to such Major Holder’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each such Major Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties.

2.3 Confidentiality. No Holder by reason of this Agreement shall have access to classified information of the Company. The Company shall not be required to comply with any information rights of this Section 2 in respect of any Holder that the Board of Directors reasonably and in good faith determines to be a competitor of the Company or an officer, employee, director or holder of more than ten percent (10%) of the outstanding equity interests of such a competitor; provided that that the mere investment by any Holder or any Affiliate that is a venture capital fund, private equity fund or financial investment firm or collective investment vehicle in other companies in the Company’s industry or participation on such company’s board of directors shall not, in and of itself, cause such Holder to be deemed, a competitor, of the Company.

Each Holder agrees to hold in confidence and trust and not to misuse or disclose any information furnished pursuant to this Section 2 that the Company identifies as being confidential and to use the same degree of care as such Holder uses to protect its own confidential information, except that such Holder may disclose such confidential information (i) to any partner, member, employee, director, Affiliate, representative, agent, subsidiary or parent of such Holder or any of their respective partners, members, employees, directors, Affiliates, representatives, agents, subsidiaries or parents for the purpose of evaluating its investment in the Company as long as such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 2.3, (ii) that enters the public domain through no fault of such Holder, (iii) that is disclosed to such Holder free of any obligation of confidentiality, (iv) that is developed by such Holder or its agents independently of and without reference to any confidential information disclosed by the Company, (v) to any prospective transferee of such Holder’s Shares as long as such prospective transferee enters into a customary confidentiality agreement with such Holder in respect of such confidential information or (vi) as may otherwise be required by law, provided that such Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Furthermore, nothing in this Agreement shall prevent any of Accel or Insight or any of their Affiliates from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other person (whether or not competitive with the Company), provided that neither Accel nor Insight, except as permitted in accordance with this Section 2.3, discloses or otherwise makes use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.

2.4 Transfer or Assignment of Information Rights. The rights granted pursuant to Sections 2.1 and 2.2 may be transferred or assigned by (a) a Major Holder (other than a Major Institutional Holder) only to a Family Member of such Major Holder or a trust for the benefit of such Major Holder or Family Member made for bona fide estate planning purposes, and (b) a Major Institutional Holder only to (i) a transferee or assignee who after such transfer or assignment holds 25,000 Registrable Securities or more (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); (ii) partners, retired partners, members, retired members or other equity owners or affiliates of such Major Institutional Holder or to the estate of any such individuals; or (iii) a Family Member of such Major Institutional Holder or a trust for the benefit of such Major Institutional Holder or Family Member made for bona fide estate planning purposes; provided, however, that in each such case (including with respect to a Major Holder) the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and the transferee or assignee of such rights assumes in writing the obligations of such Major Holder under this Agreement. Notwithstanding the foregoing, the rights granted pursuant to Sections 2.1 and 2.2 may not be assigned or otherwise conveyed by the Major Holders or by any subsequent transferee of any such rights to any person or entity that is reasonably and in good faith determined by the Board of Directors of the Company to be a competitor of the Company; provided that the mere investment by any such prospective transferee that is, or has Affiliates that are, a financial investment firm or collective investment vehicle (a “Fund Transferee”) in other companies that compete directly with the Company’s business (a “Portfolio Company”) or participation on a Portfolio Company’s board of directors shall not, in and of itself, cause such prospective Fund Transferee to be deemed a competitor of the Company so long as, in connection with such assignment, the Fund Transferee agrees that no confidential information provided to such Fund Transferee pursuant to Sections 2.1 and 2.2 shall be distributed to a Portfolio Company.

2.5 Directors’ and Officer’s Insurance. The Company shall use commercially reasonable efforts to maintain at all times directors’ and officer’s insurance in the amount of $5,000,000.

2.6 Compensation Committee. Upon establishment of a Compensation Committee of the Board of Directors, the membership of such committee shall include at least one (1) Series A Director and Series B Director (as such term is defined under the Company’s Amended and Restated Certificate of Incorporation, as in effect from time to time). All material compensation decisions of the Company shall be made by the Compensation Committee. None of John C. Huffard, Jr., Renaud M. Deraison and Ronald J. Gula shall participate in any bonus plan established by the Company unless such participation is approved by the Compensation Committee, which approval shall include the affirmative vote of at least one (1) Series A Directos and Series B Director who are members of the Compensation Committee.

2.7 Termination of Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force and effect upon the earlier to occur of (i) the closing of the Company’s Initial Public Offering, or (ii) the occurrence of a “Liquidation Event,” as such term is defined under the Company’s Amended and Restated Certificate of Incorporation, as in effect from time to time. The covenants in Section 2.1 and 2.2 hereof shall also terminate and be of no further force and effect at such time as the Company becomes subject to the periodic reporting provisions of the Exchange Act.

3. Right of First Refusal.

3.1 Right of First Refusal. The Company hereby grants to each Major Holder the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 3.1) which the Company may, from time to time, propose to sell and issue. A Major Holder’s pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Major Holder immediately prior to the issuance of New Securities, assuming full conversion of the Shares and full conversion and exercise of all other convertible securities, rights, options and warrants to acquire Common Stock owned by such Major Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and full conversion and exercise of all outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company. For purposes of this Section 3.1, the term “Major Holder” includes any Affiliates of a Major Holder. A Major Holder shall be entitled to apportion the right of first refusal hereby granted it among itself and its Affiliates in such proportions as it deems appropriate. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include (i) securities issued or issuable upon the conversion or exercise of convertible or exercisable securities; (ii) securities issued or issuable to employees, directors and officers of, or consultants or advisors to, the Company pursuant to stock grants, stock option, stock bonus, stock purchase or other employee incentive programs, plans or agreements approved by the Board of Directors, including at least one (1) Series A Director and Series B Director; (iii) securities issued or issuable in connection with any stock split, stock dividend or recapitalization of the Company; (iv) securities issued or issuable as a dividend or distribution on the Shares; (v) securities issued or issuable as consideration for (and not for the purpose of capital raising to finance the transaction) bona fide acquisitions of other businesses or technologies by the Company by merger, consolidation, acquisition of stock or assets or otherwise approved by the Board of Directors of the Company, including at least one (1) Series A Director and Series B Director; (vi) securities issued or issuable to banks or other financial institutions in connection with bona fide leases, loans, credit lines, guaranties of indebtedness, cash price reductions, debt financings or similar transactions (but excluding capital stock financings) with such banks or financial institutions, in each case, approved by the Board of Directors of the Company, including at least one (1) Series A Director and Series B Director; (vii) in connection with research, collaboration, manufacturing, supply, licensing, development, OEM, distribution, marketing or other similar strategic transactions or joint ventures, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board, including at least one (1) Series A Director and Series B Director; (viii) securities issued or issuable in connection with an Initial Public Offering pursuant to which all outstanding Shares are automatically converted into Common Stock; (ix) securities issued or issuable in connection with the Series B Purchase Agreement or any contribution agreement pursuant to which any Person acquires Common Stock or Shares as contemplated by the Merger Agreement, dated as of the date hereof, by and between the Company, Tenable Network Security, Inc., and the other parties thereto; and (x) securities issued in connection with any other transaction in which exemption or waiver of the provisions of this Section 3.1 is approved by the affirmative vote of at least sixty percent (60%) of the then-outstanding Registrable Securities held by the Major Holders.

(b) If the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Holder shall have twenty (20) days after any such notice is given to agree to purchase such Major Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall promptly, in writing, inform each Major Holder that elects to purchase all of the New Securities available to it (a “Fully-Exercising Investor”) of any other Major Holder’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the New Securities for which Major Holders were entitled to subscribe but which were not subscribed for by the Major Holders that is equal to the proportion that the number of shares of Common Stock owned by such Fully-Exercising Investor, assuming full conversion of the Shares and full conversion and exercise of all other convertible securities, rights, options and warrants to acquire Common Stock, bears to the total number of shares of Common Stock owned by all Fully-Exercising Investor who wish to purchase some of the unsubscribed New Securities, assuming full conversion of the Shares and full conversion and exercise of all other convertible securities, rights, options and warrants to acquire Common Stock, or such greater amount of such New Securities as may be available as a result of any Fully-Exercising Investor not fully exercising their right to acquire additional New Securities.

(c) If the Major Holders fail to exercise fully the right of first refusal within the periods provided in Section 3.1(b) hereof, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of such agreement) to sell the New Securities with respect to which the Major Holders’ right of first refusal set forth in this Section 3.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Major Holders pursuant to Section 3.1(b) hereof. If the Company has not sold the New Securities within the times specified in the prior sentence, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Major Holders in the manner provided in Section 3.1(b) hereof.

3.2 Transfer or Assignment of Right of First Refusal. The rights granted pursuant to Sections 3.1 may be transferred or assigned by (a) a Major Holder (other than a Major Institutional Holder) only to a Family Member of such Major Holder or a trust for the benefit of such Major Holder or Family Member made for bona fide estate planning purposes, and (b) a Major Institutional Holder only to (i) a transferee or assignee who after such transfer or assignment holds not less than 25,000 Registrable Securities (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); (ii) partners, retired partners, members, retired members or other equity owners or Affiliates of such Major Institutional Holder or to the estate of any such individuals; or (iii) a Family Member of such Major Institutional Holder or a trust for the benefit of such Major Institutional Holder or Family Member made for bona fide estate planning purposes; provided, however, that in each such case (including with respect to a Major Holder) the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and the transferee or assignee of such rights assumes in writing the obligations of such Major Holder under this Agreement. Notwithstanding the forgoing, the rights granted pursuant to Section 3.1 may not be assigned or otherwise conveyed by the Major Holders or by any subsequent transferee of any such rights to any person or entity that is reasonably and in good faith determined by the Board of Directors of the Company to be a competitor of the Company; provided that the mere investment by any such prospective transferee that is a Fund Transferee in a Portfolio Company or participation on a Portfolio Company’s board of directors shall not, in and of itself, cause such prospective Fund Transferee to be deemed a competitor of the Company so long as, in connection with such assignment, the Fund Transferee agrees that no confidential information provided to such Fund Transferee pursuant to Sections 2.1 and 2.2 shall be distributed to a Portfolio Company.

3.3 Termination. The right of first refusal set forth in Section 3.1 hereof shall terminate and be of no further force and effect upon, the earlier to occur of (a) the closing of the Company’s Initial Public Offering, (b) the occurrence of a Liquidation Event, or (c) at such time as the Company becomes subject to the periodic reporting provisions of the Exchange Act.

4. Miscellaneous

4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state and federal courts located in Delaware. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, by, among other things, the mutual waivers and certifications in this Section 4.1.

4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended, waived or terminated (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and holders of sixty percent (60%) of the Registrable Securities (or, in the case of provisions that grant rights to the Major Holders, sixty percent (60%) of the Registrable Securities held by Major Holders); provided, however, that if any amendment, waiver or termination operates in a manner that materially, disproportionately (relative to all other Holders) and adversely effects the rights of a Holder, the consent of such Holder shall also be required for such amendment, waiver or termination. Any such amendment, waiver or termination shall be binding on all Holders. In addition, the Company may waive performance of any obligation owing to it other than the market stand-off obligations under Section 1.13 hereof, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any Holder.

4.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, addressed (a) if to an Investor, as indicated on the List of Investors attached hereto as Schedule A, or at such other address as such Investor shall have furnished to the Company in writing at least ten (10) days prior to any notice to be given hereunder, or (b) if to the Company, at its principal office, Attention: Chief Executive Officer, or at such other address as the Company shall furnish to each Investor in writing at least ten (10) days prior to any notice to be given hereunder. All such notices and other written communications shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and it not sent during normal business hours, then on the recipient’s next business day, or, if sent by mail, five (5) days after deposit with the United States Postal Service by certified mail, return receipt requested, postage prepaid, or, if sent by air courier, one (1) day after deposit with a next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice. If notice is given to the Company or any Investor, a copy shall also be sent to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attn: Matthew Guercio.

4.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6 Severability. Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders. If any provision of this Agreement is held to be illegal or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.8 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature shall be deemed to have the same effect as if the original signature had been delivered to the other party.

4.9 Aggregation of Stock. All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.10 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

4.11 Third-Party Beneficiaries. The parties hereto acknowledge and agree that all rights and privileges (including approvals and consents and rights to provide or withhold approval or consent) that may be exercised hereunder by the Investors or some group of Investors or the holders of some requisite percentage or amount of the Shares or Registrable Securities may be exercised by and for the benefit of any member of Insight or Accel, as applicable, and for their own accounts to the same extent as if such member of Insight or Accel, as applicable, were a party hereto (unless otherwise agreed by each such member, as applicable). Notwithstanding anything to the contrary in this Agreement, this Section 4.11 may not be amended or modified without the prior written consent of Insight, as it pertains to Insight, or Accel, as it pertains to Accel.

4.12 Renunciation of Corporate Opportunities. The Company acknowledges that each Accel Director is affiliated with Accel and that each Insight Director is affiliated with the Insight and that each of Accel and Insight and their respective Affiliates are in the business of making investments in, and have investments in, other corporations, general and limited partnerships, joint ventures, limited liability companies and other entities, including other businesses similar to (and that may compete with) the Company’s businesses (“Other Businesses”) and, in connection therewith, may have interests in, participate with, aid and maintain seats on the board of directors of, other such entities. In connection with these activities, a Accel Director or Insight Director may develop opportunities for such other entities and/or encounter business opportunities that the Company may desire to pursue. The Company hereby agrees that any Accel Director and Insight Director, along with Insight and Accel, shall have the unfettered right to make additional investments in or have relationships with other entities or businesses, including Other Businesses, independent of their investments in the Company or roles as a director of the Company. To the fullest extent permitted by applicable law, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to any Accel Director or Insight Director or to Accel or Insight.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY

TENABLE HOLDINGS, INC.

By	/s/ Ronald J. Gula
Name:	Ronald J. Gula
Title:	Chief Executive Officer

Address:	7021 Columbia Gateway Drive, Suite 500
Columbia, MD 21046

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ACCEL GROWTH FUND II L.P.

By: Accel Growth Fund II Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL GROWTH FUND II STRATEGIC
PARTNERS L.P.

By: Accel Growth Fund II Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL GROWTH FUND INVESTORS 2012
L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL GROWTH FUND III L.P.

By: Accel Growth Fund III Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

ACCEL GROWTH FUND III STRATEGIC
PARTNERS L.P.

By:	Accel Growth Fund III Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL GROWTH FUND INVESTORS 2014 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL XI L.P.

By: Accel XI Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

ACCEL XI STRATEGIC PARTNERS L.P.

By: Accel XI Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney in Fact

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

ACCEL INVESTORS 2013 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney in Fact

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

INSIGHT VENTURE PARTNERS IX, L.P.

By: Insight Venture Associates IX, L.P., its
General Partner
By: Insight Venture Associates IX, Ltd., its
General Partner

By:	/s/ Blair Flicker
Name:
Title:

INSIGHT VENTURE PARTNERS (CAYMAN) IX,
L.P.

By: Insight Venture Associates IX, L.P., its
General Partner
By: Insight Venture Associates IX, Ltd., its
General Partner

By:	/s/ Blair Flicker
Name:
Title:

INSIGHT VENTURE PARTNERS (DELAWARE) IX,
L.P.

By: Insight Venture Associates IX, L.P., its
General Partner
By: Insight Venture Associates IX, Ltd., its
General Partner

By:	/s/ Blair Flicker
Name:
Title:

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INSIGHT VENTURE PARTNERS IX (CO-
INVESTORS), L.P.

By: Insight Venture Associates IX, L.P., its
General Partner
By: Insight Venture Associates IX, Ltd., its
General Partner

By:	/s/ Blair Flicker

INSIGHT VENTURE PARTNERS GROWTH-
BUYOUT COINVESTMENT FUND, L.P.

By: Insight Venture Associates Growth-Buyout
Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout
Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker

INSIGHT VENTURE PARTNERS GROWTH-
BUYOUT COINVESTMENT FUND (CAYMAN), L.P.

By: Insight Venture Associates Growth-Buyout
Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout
Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

INSIGHT VENTURE PARTNERS GROWTH-
BUYOUT COINVESTMENT FUND (DELAWARE),
L.P.

By: Insight Venture Associates Growth-Buyout
Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout
Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker

INSIGHT VENTURE PARTNERS GROWTH-
BUYOUT COINVESTMENT FUND (B), L.P.

By: Insight Venture Associates Growth-Buyout
Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout
Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

/s/ Ronald J. Gula
Ronald J. Gula

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

/s/ Renaud M. Deraison
Renaud M. Deraison

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

THE THREE SUNS IRREVOCABLE TRUST
DATED MARCH 2, 2012

By	/s/ Mary Kathryn Braden Huffard
Name:	Mary Kathryn Braden Huffard
Title:	Trustee

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

/s/ Mary Kathryn Braden Huffard
Mary Kathryn Braden Huffard

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

THE POLISH LILAC TRUST DATED
DECEMBER 27, 2011

By	/s/ Cynthia Y. Gula
Name:	Cynthia Y. Gula
Title:	Trustee

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

THE RONALD J. GULA 2013 GRANTOR RETAINED ANNUITY TRUST DATED NOVEMBER 22, 2013

By	/s/ Cynthia Y. Gula
Name:	Cynthia Y. Gula
Title:	Trustee

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

THE RONALD J. GULA 2015 GRANTOR
RETAINED ANNUITY TRUST #4 DATED
MARCH 31, 2015

By	/s/ Cynthia Y. Gula
Name:	Cynthia Y. Gula
Title:	Trustee

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

THE RONALD J. GULA 2012 GRANTOR
RETAINED ANNUITY TRUST

By	/s/ Cynthia Y. Gula
Name:	Cynthia Y. Gula
Title:	Trustee

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

THE RENAUD DERAISON 2013 GRANTOR
RETAINED ANNUITY TRUST DATED APRIL 5, 2013

By	/s/ Renaud Deraison
Name:	Renaud Deraison
Title:	Trustee

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

THE CYNTHIA Y. GULA 2013 GRANTOR
RETAINED ANNUITY TRUST DATED
DECEMBER 11, 2013

By	/s/ Ronald J. Gula
Name:	Ronald J. Gula
Title:	Trustee

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

FOUNDING OWNERS:

THE CYNTHIA Y. GULA 2015 GRANTOR
RETAINED ANNUITY TRUST #2 DATED
MARCH 31, 2015

By	/s/ Ronald J. Gula
Name:	Ronald J. Gula
Title:	Trustee

TENABLE HOLDINGS, INC.

INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE

SCHEDULE A

LIST OF INVESTORS (OTHER THAN FOUNDER OWNERS)

Name and Address
Accel Growth Fund II L.P.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Accel Growth Fund II Strategic
Partners L.P.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Accel Growth Fund Investors 2012
L.L.C.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Accel Growth Fund III L.P.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Accel Growth Fund III Strategic
Partners L.P.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Accel Growth Fund Investors 2014,
L.L.C.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Accel XI L.P.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Accel XI Strategic Partners L.P.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Accel Investors 2013 L.L.C.
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
P: (650) 330-4250
F: (650) 330-0750
Attention: Rich Zamboldi

Insight Venture Partners IX, L.P.
1114 Avenue of the Americas, 36th Floor
New York, NY 10036
P: (212) 230-9200
F: (212) 230-9272
Attention: Michael Triplett

Insight Venture Partners (Cayman) IX, L.P.
1114 Avenue of the Americas, 36th Floor
New York, NY 10036
P: (212) 230-9200
F: (212) 230-9272
Attention: Michael Triplett

Insight Venture Partners (Delaware) IX, L.P.
1114 Avenue of the Americas, 36th Floor
New York, NY 10036
P: (212) 230-9200
F: (212) 230-9272
Attention: Michael Triplett

Insight Venture Partners IX (Co-Investors), L.P.
1114 Avenue of the Americas, 36th Floor
New York, NY 10036
P: (212) 230-9200
F: (212) 230-9272
Attention: Michael Triplett

Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P.
1114 Avenue of the Americas, 36th Floor
New York, NY 10036

P: (212) 230-9200
F: (212) 230-9272
Attention: Michael Triplett

Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P.
1114 Avenue of the Americas, 36th Floor
New York, NY 10036
P: (212) 230-9200
F: (212) 230-9272
Attention: Michael Triplett

Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P.
1114 Avenue of the Americas, 36th Floor
New York, NY 10036
P: (212) 230-9200
F: (212) 230-9272
Attention: Michael Triplett

Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P.
1114 Avenue of the Americas, 36th Floor
New York, NY 10036
P: (212) 230-9200
F: (212) 230-9272
Attention: Michael Triplett

SA-4